Exhibit (h)(3)(ll)

AMENDMENT TO THE

EXPENSE LIMITATION AGREEMENT III

THIS AMENDMENT TO THE EXPENSE LIMITATION AGREEMENT III (the “Amendment”) effective as of January 11, 2016, between Pacific Funds Series Trust (the “Trust”), a Delaware statutory trust, on behalf of the Funds designated on the attached schedules hereto, and Pacific Life Fund Advisors LLC (the “Adviser”), a Delaware limited liability company.

WHEREAS, the Trust and the Adviser are parties to a certain Expense Limitation Agreement III dated December 19, 2011, as amended from time to time (the “Agreement”); and

WHEREAS, the Trust and the Adviser desire to amend the Agreement upon the following terms and conditions.

NOW THEREFORE, in consideration of the renewal of promises and mutual covenants contained in the Agreement and other good and fair consideration, the receipt and sufficiency of which are hereby acknowledged, the Trust and the Adviser hereby agree as follows:

1)	Schedule C to the Agreement is hereby deleted in its entirety and replaced with the Schedule C attached hereto, and a new Schedule D is added to the Agreement as attached hereto, with each schedule effective as of the date noted on each schedule.

2)	Except as expressly supplemented, amended or consented to hereby, all of the representations, terms, covenants and conditions of the Agreement shall remain unchanged and shall continue in full force and effect.

3)	Capitalized terms used but not defined herein shall have the meanings assigned to them in the Agreement.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers designated below on the day and year first above written.

PACIFIC FUNDS SERIES TRUST

By:	/s/ Howard T. Hirakawa	By:	/s/ Laurene E. MacElwee
Name: Howard T. Hirakawa		Name: Laurene E. MacElwee

Title: Senior Vice President		Title: VP & Assistant Secretary

PACIFIC LIFE FUND ADVISORS LLC
By:	/s/ Howard T. Hirakawa	By:	/s/ Laurene E. MacElwee
Name: Howard T. Hirakawa		Name: Laurene E. MacElwee

Title: SVP, Fund Advisor Operations		Title: VP & Assistant Secretary

SCHEDULE C

to the PACIFIC FUNDS SERIES TRUST

EXPENSE LIMITATION AGREEMENT III

FOR: Underlying Funds

Operating Expense Limits for Class P Shares:

Maximum Operating Expense Limit (as a Percentage of average daily net assets)
Fund:	Contractual Rate
Pacific Funds High Income Pacific Funds Floating Rate Income Pacific Funds Core Income	0.20% through July 31, 2016

PF Floating Rate Loan Fund

PF Inflation Managed Fund

PF Managed Bond Fund

PF Short Duration Bond Fund

PF Emerging Markets Debt Fund

PF Comstock Fund

PF Growth Fund

PF Large-Cap Growth Fund

PF Large-Cap Value Fund

PF Main Street Core Fund

PF Mid-Cap Equity Fund

PF Mid-Cap Growth Fund

PF Small-Cap Growth Fund

PF Small-Cap Value Fund

PF Real Estate Fund

PF Emerging Markets Fund

PF International Large-Cap Fund

PF International Value Fund

0.15% through July 31, 2016 0.30% from August 1, 2016 through July 31, 2022
PF Currency Strategies Fund PF Global Absolute Return Fund PF International Small-Cap Fund PF Mid-Cap Value Fund	0.25% through July 31, 2016
Pacific Funds Large-Cap Pacific Funds Large-Cap Value Pacific Funds Small/Mid-Cap Pacific Funds Small-Cap Pacific Funds Small-Cap Value Pacific Funds Small-Cap Growth	0.20% through January 10, 2019

Effective: January 11, 2016

C-1

SCHEDULE D

to the PACIFIC FUNDS SERIES TRUST

EXPENSE LIMITATION AGREEMENT III

FOR: PF RAM Funds1

Operating Expense Limits for Class A, C and Advisor Class Shares:

Maximum Operating Expense Limit (as a Percentage of average daily net assets)
Fund:	Contractual Rate
Pacific Funds Large-Cap

Pacific Funds Large-Cap Value	0.20% through January 10, 2019

Pacific Funds Small/Mid-Cap

Pacific Funds Small-Cap

Pacific Funds Small-Cap Value

Pacific Funds Small-Cap Growth

Operating Expense Limits for Investor Class Shares:

Maximum Operating Expense Limit (as a Percentage of average daily net assets)
Fund:	Contractual Rate
Pacific Funds Large-Cap	0.20% through January 10, 2019
Pacific Funds Large-Cap Value
Pacific Funds Small/Mid-Cap	0.25% through January 10, 2019
Pacific Funds Small-Cap
Pacific Funds Small-Cap Value
Pacific Funds Small-Cap Growth	0.15% through January 10, 2019

1 Pacific Funds Large-Cap, Pacific Funds Large-Cap Value, Pacific Funds Small/Mid-Cap, Pacific Funds Small-Cap, Pacific Funds Small-Cap Value and Pacific Funds Small-Cap Growth are together, the “PF RAM Funds.” The expense caps for Class P shares of the PF RAM Funds that are offered as Underlying Funds are stated in Schedule C to this Agreement.

D-1

Operating Expense Limits for Institutional Class Shares:

Maximum Operating Expense Limit (as a Percentage of average daily net assets)
Fund:	Contractual Rate
Pacific Funds Large-Cap	0.10% through January 10, 2019
Pacific Funds Large-Cap Value
Pacific Funds Small/Mid-Cap	0.15% through January 10, 2019
Pacific Funds Small-Cap
Pacific Funds Small-Cap Value
Pacific Funds Small-Cap Growth	0.05% through January 10, 2019

Effective: January 11, 2016

D-2